Exhibit 1.01

Smith & Nephew plc

Conflict Minerals Report

For The Year Ended December 31, 2018

Introduction

Smith & Nephew plc, also referred to as “Smith & Nephew”, the “company”, “we”, “our”, and “us” is a global medical technology business. We have products in the following fields: Orthopaedic Reconstruction, Advanced Wound Management, Sports Medicine and Trauma & Extremities.

This Conflict Minerals Report (“CMR”) for the year ended December 31, 2018 is presented to comply with Rule 13p-1 under the Securities Exchange Act of 1934 (the “Rule”) and Form SD. The Rule imposes certain reporting obligations on U.S. Securities and Exchange Commission (“SEC”) issuers whose manufactured products contain certain minerals which are necessary to the functionality or production of their products. These minerals are cassiterite, columbite-tantalite (coltan), gold, wolframite, and their derivatives, which are limited to tin, tantalum and tungsten (collectively, “3TG” or “Conflict Minerals”). The Rule focuses on 3TG emanating from the Democratic Republic of the Congo (“DRC”) region and nine adjoining countries (together, the “Covered Countries”). If an issuer has reason to believe that any of the Conflict Minerals in their supply chain may have originated in the Covered Countries, or if they are unable to determine the country of origin of those Conflict Minerals, then the issuer must exercise due diligence on the Conflict Minerals’ source and chain of custody and submit a CMR to the SEC that includes a description of those due diligence measures.

This CMR relates to the process undertaken for Smith & Nephew products that were manufactured, or contracted to be manufactured, during calendar year 2018 and that contain Conflict Minerals.

Executive Summary

Smith & Nephew performed a Reasonable Country of Origin Inquiry (“RCOI”) on suppliers believed to provide Smith & Nephew with materials or components containing 3TGs necessary to the functionality or production of Smith & Nephew’s products. Smith & Nephew’s suppliers identified 310 valid smelters and refineries (“smelters”) in their supply chains. Of these 310 smelters, Smith & Nephew identified 35 as sourcing (or there was a reason to believe they may be sourcing) from the Covered Countries. Smith & Nephew’s due diligence review indicated that all 35 of these smelters have been audited and recognized as conflict free by the Responsible Minerals Assurance Process (“RMAP”). This CMR was subject to an independent private sector audit (“IPSA”) conducted by Resource Consulting Services Limited (“RCS Global”) in accordance with the requirements of the Rule, the audit report for which is attached as Exhibit A to the CMR.

Based on these results, Smith & Nephew is DRC Conflict Free for the 2018 reporting period.

Company Management Systems

Smith & Nephew established strong management systems according to Step 1 of the OECD Due Diligence Guidance. Smith & Nephew’s systems included:

•	Step 1A - Adopt, and clearly communicate to suppliers and the public, a company policy for the supply chain of minerals originating from conflict-affected and high-risk areas.

•	Implemented a conflict minerals policy

•	Policy made publicly available

•	http://www.smith-nephew.com/sustainability/policies/conflict-minerals/conflict-minerals-policy/

•	Policy communicated directly to suppliers as part of RCOI process

•	Step 1B - Structure internal management to support supply chain due diligence

•	Maintained an internal cross functional team to support supply chain due diligence

•	Appointed a member of the senior staff with the necessary competence, knowledge, and experience to oversee supply chain due diligence

•	Applied the resources necessary to support the operation and monitoring of these processes including internal resources and external consulting support.

•	Step 1C - Establish a system of transparency, information collection and control over the supply chain

•	Implemented a process to collect required supplier and smelter RCOI and due diligence data. Full details on the supply chain data gathering are included in the RCOI and due diligence sections of this CMR.

•	Step 1D - Strengthen company engagement with suppliers

•	Directly engaged suppliers during RCOI process.

•	Reviewed supplier responses as part of RCOI process.

•	Added conflict minerals compliance to new supplier contracts and Smith & Nephew’s supplier code of conduct.

•	Implemented a plan to improve the quantity and quality of supplier and smelter responses year over year.

•	Step 1E - Establish a company and/or mine level grievance mechanism.

•	Recognized the RMAP’s three audit protocols for gold, tin/tantalum, and tungsten as valid sources of smelter or mine level grievances.

•	Smith & Nephew’s ethics violations reporting system allows employees to voice confidentially without any fear of retribution, any concerns with the violations of the Smith & Nephew’s conflict minerals policy

Reasonable Country of Origin Inquiry (RCOI)

Smith & Nephew designed its RCOI process in accordance with Step 2A and 2B of the OECD Due Diligence Guidance. Smith & Nephew’s RCOI process involved two stages:

•	Stage 1 - Supplier RCOI (Step 2A of the OECD Due Diligence Guidance)

•	Stage 2 - Smelter RCOI (Step 2B of the OECD Due Diligence Guidance)

Supplier RCOI

Smith & Nephew designed its supplier RCOI process to identify, to the best of Smith & Nephew’s efforts, the smelters in Smith & Nephew’s supply chain in accordance with Step 2A of the OECD Due Diligence Guidance. Smith & Nephew’s supplier RCOI process for the 2018 reporting period included the following:

•	Developing a list of suppliers providing 3TG containing components to Smith & Nephew. Initial supplier RCOI dealt with Tier I suppliers, which proved inadequate for determining conflict free status. Upon further review while drilling down into their sub-tier suppliers it was determined that their procured products were conflict free. Thus the entire supply chain was determined to be ‘conflict-free’.

•	Contacting each supplier and requesting the industry standard Conflict Minerals Reporting Template (“CMRT”) including smelter information.

•	Reviewing supplier responses for accuracy and completeness.

•	Amalgamating supplier provided smelters into a single unique list of smelters meeting the definition of a smelter under one of three industry recognized audit protocols.

•	Reviewing the final smelter list (and compared it to industry peers) to determine if Smith & Nephew identified reasonably all of the smelters in their supply chain.

For the 2018 reporting period, Smith & Nephew’s RCOI process was executed by Claigan Environmental Inc. (“Claigan”).

Smith & Nephew’s suppliers identified 310 smelters in their supply chain. The specific list of smelters is included in the “Smelter and Refineries” section at the end of this CMR.

Smelter RCOI

Due to the overlap between smelter RCOI and smelter due diligence, the smelter RCOI process is summarized in the due diligence section of this CMR.

Due Diligence

Smith & Nephew’s due diligence process was designed in accordance with the applicable sections of Steps 2, 3, and 4 of the OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High Risk Areas (Third Edition . The due diligence process has been audited by RCS Global, Smith & Nephew’s independent private sector auditor. The audit report is set forth as Exhibit A to the CMR

Smelter RCOI and Due Diligence

Smith & Nephew’s smelter RCOI and due diligence process were designed to

•	Identify the scope of the risk assessment of the mineral supply chain (OECD Step 2B).

•	Assess whether the smelters/refiners have carried out all elements of due diligence for responsible supply chains of minerals from conflict-affected and high-risk areas (OECD Step 2C).

•	Where necessary, carry out, including through participation in industry-driven programs, joint spot checks at the mineral smelter/refiner’s own facilities (OECD Step 2D).

Smith & Nephew’s smelter RCOI and due diligence process included the following -

•	For each smelter identified in Smith & Nephew’s supply chain

•	Smith & Nephew attempted direct engagement with the smelter to determine whether or not the smelter sources from the Covered Countries.

•	For smelters that declared directly (e.g. email correspondence, publicly available conflict minerals policy, or information available on their website) or through their relevant industry association that they did not source from the Covered Countries, and were not recognized as conflict free by the RMAP, Smith & Nephew reviewed publicly available information to determine if there was any contrary evidence to the smelter’s declaration. The sources reviewed included

•	Public internet search (e.g., Google) of the facility in combination with each of the Covered Countries

•	Review of specific NGO publications. NGO publications reviewed included

•	Enough Project

•	Global Witness

•	Southern Africa Resource Watch

•	Radio Okapi

•	The most recent UN Group of Experts report on the DRC

•	For smelters that did not respond to direct engagement, Smith & Nephew reviewed publicly available sources to determine if there was any reason to believe that the smelter may have sourced from the Covered Countries during the reporting period.

•	Smith & Nephew reviewed the same sources as those used to compare against smelter sourcing declarations.

•	For high risk smelters (smelters that are sourcing from or there is reason to believe they may be sourcing from the Covered Countries), Smith & Nephew requires the smelter be audited and recognized as conflict free by the RMAP.

•	For high risk smelters that have not been audited and recognized as conflict free by the RMAP, Smith & Nephew communicates the risk to a designated member of senior management (OECD Step 3A) and conducts risk mitigation on the smelter according to OECD Step 3B.

For the 2018 reporting period, Smith & Nephew’s smelter RCOI and due diligence process was executed by Claigan.

Smith & Nephew’s suppliers identified 310 smelters in their supply chain. Smith & Nephew identified 35 smelters that source, or there is a reason to believe they may source, from the Covered Countries.

Smith & Nephew determined that all 35 of these smelters have been audited and recognized as conflict free by the RMAP.

Smith & Nephew’s suppliers identified an additional 6 gold refineries that, upon further review, were over-reported since Smith & Nephew does not receive products that contain gold from those suppliers that identified the 6 gold refineries.

Improvement Plan

Smith & Nephew is taking and will continue to take the following steps to improve the due diligence conducted to further mitigate risk that the necessary conflict minerals in Smith & Nephew’s products could directly or indirectly benefit or finance armed groups in the Covered Countries:

a.	Including a conflict minerals clause in all new and renewing supplier contracts.

b.	Continuing to drive its suppliers to obtain current, accurate, and complete information about the smelters in their supply chain.

c.	Engaging smelters sourcing from the Covered Countries to be audited and certified to a protocol recognized by the RMAP.

d.	Follow up in 2019 on smelters requiring risk mitigation, but not removal from Smith & Nephew’s supply chain.

Independent Private Sector Audit

Smith & Nephew obtained an independent private sector audit of whether the design of its due diligence process (as described above) conforms to a recognized due diligence framework and whether its description of the due diligence process included in the CMR is consistent with the due diligence measures that it undertook. The audit report is set forth in Exhibit A to the CMR.

Smelters and Refineries

Below are the smelters reported to Smith & Nephew as likely in Smith & Nephew’s supply chain in the 2018 reporting period.

Metal	Smelter
Gold	Abington Reldan Metals, LLC
Gold	Advanced Chemical Company
Gold	Aida Chemical Industries Co., Ltd.
Gold	Al Etihad Gold Refinery DMCC
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.
Gold	Almalyk Mining and Metallurgical Complex (AMMC)
Gold	AngloGold Ashanti Córrego do Sítio Mineração
Gold	Argor-Heraeus S.A.
Gold	Asahi Pretec Corp.
Gold	Asahi Refining Canada Ltd.
Gold	Asahi Refining USA Inc.
Gold	Asaka Riken Co., Ltd.
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.
Gold	AU Traders and Refiners
Gold	Aurubis AG
Gold	Bangalore Refinery
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)
Gold	Boliden AB
Gold	C. Hafner GmbH + Co. KG
Gold	Caridad
Gold	CCR Refinery - Glencore Canada Corporation
Gold	Cendres + Métaux S.A.
Gold	Chimet S.p.A.
Gold	Chugai Mining
Gold	Daejin Indus Co., Ltd.
Gold	Daye Non-Ferrous Metals Mining Ltd.
Gold	Degussa Sonne / Mond Goldhandel GmbH
Gold	DODUCO Contacts and Refining GmbH
Gold	Dowa
Gold	DS PRETECH Co., Ltd.
Gold	DSC (Do Sung Corporation)
Gold	Eco-System Recycling Co., Ltd.
Gold	Emirates Gold DMCC
Gold	Geib Refining Corporation
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.
Gold	Great Wall Precious Metals Co., Ltd. of CBPM
Gold	Guangdong Jinding Gold Limited
Gold	Gujarat Gold Centre
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.
Gold	HeeSung Metal Ltd.
Gold	Heimerle + Meule GmbH
Gold	Henan Yuguang Gold & Lead Co., Ltd.
Gold	Heraeus Metals Hong Kong Ltd.
Gold	Heraeus Precious Metals GmbH & Co. KG
Gold	Hunan Chenzhou Mining Co., Ltd.
Gold	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.

Gold	HwaSeong CJ Co., Ltd.
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.
Gold	Ishifuku Metal Industry Co., Ltd.
Gold	Istanbul Gold Refinery
Gold	Italpreziosi
Gold	Japan Mint
Gold	Jiangxi Copper Co., Ltd.
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant
Gold	JSC Uralelectromed
Gold	JX Nippon Mining & Metals Co., Ltd.
Gold	Kazakhmys Smelting LLC
Gold	Kazzinc
Gold	Kennecott Utah Copper LLC
Gold	KGHM Polska Miedź Spółka Akcyjna
Gold	Kojima Chemicals Co., Ltd.
Gold	Korea Zinc Co., Ltd.
Gold	Kyrgyzaltyn JSC
Gold	Kyshtym Copper-Electrolytic Plant ZAO
Gold	L'azurde Company For Jewelry
Gold	L'Orfebre S.A.
Gold	Lingbao Gold Co., Ltd.
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.
Gold	LS-NIKKO Copper Inc.
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.
Gold	Marsam Metals
Gold	Materion
Gold	Matsuda Sangyo Co., Ltd.
Gold	Metalor Technologies (Hong Kong) Ltd.
Gold	Metalor Technologies (Singapore) Pte., Ltd.
Gold	Metalor Technologies (Suzhou) Ltd.
Gold	Metalor Technologies S.A.
Gold	Metalor USA Refining Corporation
Gold	Metalúrgica Met-Mex Peñoles S.A. De C.V.
Gold	Mitsubishi Materials Corporation
Gold	Mitsui Mining and Smelting Co., Ltd.
Gold	MMTC-PAMP India Pvt., Ltd.
Gold	Modeltech Sdn Bhd
Gold	Morris and Watson
Gold	Moscow Special Alloys Processing Plant
Gold	Nadir Metal Rafineri San. Ve Tic. A.Ş.
Gold	Navoi Mining and Metallurgical Combinat
Gold	NH Recytech Company
Gold	Nihon Material Co., Ltd.
Gold	Ögussa Österreichische Gold- und Silber-Scheideanstalt GmbH
Gold	Ohura Precious Metal Industry Co., Ltd.
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)
Gold	OJSC Novosibirsk Refinery
Gold	PAMP S.A.
Gold	Pease & Curren
Gold	Penglai Penggang Gold Industry Co., Ltd.
Gold	Planta Recuperadora de Metales SpA
Gold	Prioksky Plant of Non-Ferrous Metals
Gold	PT Aneka Tambang (Persero) Tbk
Gold	PX Précinox S.A.

Gold	QG Refining, LLC
Gold	Rand Refinery (Pty) Ltd.
Gold	Refinery of Seemine Gold Co., Ltd.
Gold	Remondis Argentia B.V.
Gold	Republic Metals Corporation
Gold	Royal Canadian Mint
Gold	SAAMP
Gold	Sabin Metal Corp.
Gold	Safimet S.p.A
Gold	SAFINA A.S.
Gold	Sai Refinery
Gold	Samduck Precious Metals
Gold	SAMWON Metals Corp.
Gold	SAXONIA Edelmetalle GmbH
Gold	SEMPSA Joyería Platería S.A.
Gold	Shandong Humon Smelting Co., Ltd.
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.
Gold	Shenzhen Zhonghenglong Real Industry Co., Ltd.
Gold	Sichuan Tianze Precious Metals Co., Ltd.
Gold	Singway Technology Co., Ltd.
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals
Gold	Solar Applied Materials Technology Corp.
Gold	State Research Institute Center for Physical Sciences and Technology
Gold	Sumitomo Metal Mining Co., Ltd.
Gold	SungEel HiMetal Co., Ltd.
Gold	Super Dragon Technology Co., Ltd.
Gold	T.C.A S.p.A
Gold	Tanaka Kikinzoku Kogyo K.K.
Gold	The Refinery of Shandong Gold Mining Co., Ltd.
Gold	Tokuriki Honten Co., Ltd.
Gold	Tongling Nonferrous Metals Group Co., Ltd.
Gold	TOO Tau-Ken-Altyn
Gold	Torecom
Gold	Umicore Brasil Ltda.
Gold	Umicore Precious Metals Thailand
Gold	Umicore S.A. Business Unit Precious Metals Refining
Gold	United Precious Metal Refining, Inc.
Gold	Valcambi S.A.
Gold	Western Australian Mint (T/a The Perth Mint)
Gold	WIELAND Edelmetalle GmbH
Gold	Yamakin Co., Ltd.
Gold	Yokohama Metal Co., Ltd.
Gold	Yunnan Copper Industry Co., Ltd.
Gold	Zhongkuang Gold Industry Co., Ltd.
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation
Tantalum	Asaka Riken Co., Ltd.
Tantalum	Changsha South Tantalum Niobium Co., Ltd.
Tantalum	D Block Metals, LLC
Tantalum	Exotech Inc.
Tantalum	F&X Electro-Materials Ltd.
Tantalum	FIR Metals & Resource Ltd.
Tantalum	Global Advanced Metals Aizu
Tantalum	Global Advanced Metals Boyertown

Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.
Tantalum	H.C. Starck Co., Ltd.
Tantalum	H.C. Starck Hermsdorf GmbH
Tantalum	H.C. Starck Inc.
Tantalum	H.C. Starck Ltd.
Tantalum	H.C. Starck Smelting GmbH & Co. KG
Tantalum	H.C. Starck Tantalum and Niobium GmbH
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.
Tantalum	Jiangxi Tuohong New Raw Material
Tantalum	Jiujiang Janny New Material Co., Ltd.
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.
Tantalum	Jiujiang Tanbre Co., Ltd.
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.
Tantalum	KEMET Blue Metals
Tantalum	KEMET Blue Powder
Tantalum	LSM Brasil S.A.
Tantalum	Metallurgical Products India Pvt., Ltd.
Tantalum	Mineração Taboca S.A.
Tantalum	Mitsui Mining & Smelting
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.
Tantalum	NPM Silmet AS
Tantalum	Power Resources Ltd.
Tantalum	QuantumClean
Tantalum	Resind Indústria e Comércio Ltda.
Tantalum	RFH Tantalum Smeltery Co., Ltd./Yanling Jincheng Tantalum & Niobium Co., Ltd.
Tantalum	Solikamsk Magnesium Works OAO
Tantalum	Taki Chemicals
Tantalum	Telex Metals
Tantalum	Ulba Metallurgical Plant JSC
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.
Tin	Alpha
Tin	An Vinh Joint Stock Mineral Processing Company
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.
Tin	China Tin Group Co., Ltd.
Tin	CV Ayi Jaya
Tin	CV Dua Sekawan
Tin	CV Gita Pesona
Tin	CV United Smelting
Tin	CV Venus Inti Perkasa
Tin	Dowa
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company
Tin	EM Vinto
Tin	Estanho de Rondônia S.A.
Tin	Fenix Metals
Tin	Gejiu Fengming Metallurgy Chemical Plant
Tin	Gejiu Jinye Mineral Company
Tin	Gejiu Kai Meng Industry and Trade LLC
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.

Tin	Guanyang Guida Nonferrous Metal Smelting Plant
Tin	HuiChang Hill Tin Industry Co., Ltd.
Tin	Huichang Jinshunda Tin Co., Ltd.
Tin	Jiangxi New Nanshan Technology Ltd.
Tin	Magnu's Minerais Metais e Ligas Ltda.
Tin	Malaysia Smelting Corporation (MSC)
Tin	Melt Metais e Ligas S.A.
Tin	Metallic Resources, Inc.
Tin	Metallo Belgium N.V.
Tin	Metallo Spain S.L.U.
Tin	Mineração Taboca S.A.
Tin	Minsur
Tin	Mitsubishi Materials Corporation
Tin	Modeltech Sdn Bhd
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company
Tin	O.M. Manufacturing (Thailand) Co., Ltd.
Tin	O.M. Manufacturing Philippines, Inc.
Tin	Operaciones Metalurgical S.A.
Tin	Pongpipat Company Limited
Tin	PT Aries Kencana Sejahtera
Tin	PT Artha Cipta Langgeng
Tin	PT ATD Makmur Mandiri Jaya
Tin	PT Babel Inti Perkasa
Tin	PT Bangka Prima Tin
Tin	PT Bangka Serumpun
Tin	PT Bangka Tin Industry
Tin	PT Belitung Industri Sejahtera
Tin	PT Bukit Timah
Tin	PT DS Jaya Abadi
Tin	PT Inti Stania Prima
Tin	PT Karimun Mining
Tin	PT Kijang Jaya Mandiri
Tin	PT Lautan Harmonis Sejahtera
Tin	PT Menara Cipta Mulia
Tin	PT Mitra Stania Prima
Tin	PT Panca Mega Persada
Tin	PT Premium Tin Indonesia
Tin	PT Prima Timah Utama
Tin	PT Rajehan Ariq
Tin	PT Refined Bangka Tin
Tin	PT Sariwiguna Binasentosa
Tin	PT Stanindo Inti Perkasa
Tin	PT Sukses Inti Makmur
Tin	PT Sumber Jaya Indah
Tin	PT Timah (Persero) Tbk Kundur
Tin	PT Timah (Persero) Tbk Mentok
Tin	PT Tinindo Inter Nusa
Tin	PT Tommy Utama
Tin	Resind Indústria e Comércio Ltda.
Tin	Rui Da Hung
Tin	Soft Metais Ltda.
Tin	Super Ligas
Tin	Thaisarco
Tin	Tin Technology & Refining

Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company
Tin	White Solder Metalurgia e Mineração Ltda.
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.
Tin	Yunnan Tin Company Limited
Tungsten	A.L.M.T. TUNGSTEN Corp.
Tungsten	ACL Metais Eireli
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.
Tungsten	Fujian Jinxin Tungsten Co., Ltd.
Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.
Tungsten	Global Tungsten & Powders Corp.
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.
Tungsten	H.C. Starck Smelting GmbH & Co. KG
Tungsten	H.C. Starck Tungsten GmbH
Tungsten	Hunan Chenzhou Mining Co., Ltd.
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.
Tungsten	Hunan Litian Tungsten Industry Co., Ltd.
Tungsten	Hydrometallurg, JSC
Tungsten	Japan New Metals Co., Ltd.
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.
Tungsten	Jiangxi Dayu Longxintai Tungsten Co., Ltd.
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.
Tungsten	Kennametal Fallon
Tungsten	Kennametal Huntsville
Tungsten	Malipo Haiyu Tungsten Co., Ltd.
Tungsten	Moliren Ltd.
Tungsten	Niagara Refining LLC
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC
Tungsten	Philippine Chuangxin Industrial Co., Inc.
Tungsten	South-East Nonferrous Metal Company Limited of Hengyang City
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.
Tungsten	Unecha Refractory Metals Plant
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.
Tungsten	Wolfram Bergbau und Hütten AG
Tungsten	Woltech Korea Co., Ltd.
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.
Tungsten	Xiamen Tungsten Co., Ltd.
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.

35 of the smelters above declared to be sourcing or there was reason to believe are sourcing from the Covered Countries. Under the Rule, the requirement is to identify whether or not a smelter is sourcing from the Covered Countries; there is no requirement to identify the specific covered country by the smelter. Given the limitation on the specificity of the smelters’ disclosures, the identified Covered Countries are the Democratic Republic of the Congo, Rwanda, Burundi, Uganda, and Tanzania.

Exhibit A

INDEPENDENT PRIVATE SECTOR AUDIT REPORT

DODD FRANK WALL STREET REFORM AND CONSUMER PROTECTION ACT, SECTION 1502

SMITH & NEPHEW INC.

To the Board of Directors

Resource Consulting Services Limited (“RCS Global” or “RCS”) conducted an Independent Private Sector Audit (IPSA) of Smith & Nephew Inc. (“the Company”) Conflict Minerals Report for the reporting period of January 1 to December 31, 2018. We examined evidence relating to the audit objectives set forth in 17 CFR Part 249b.400, Section 1, Item 1.01, which state that the auditor is to express an opinion or conclusion as to:

1) Whether the design of the Company’s due diligence framework as set forth in Sections on Company Management Systems and Due Diligence in the Conflict Minerals Report for the reporting period from January 1 to December 31, 2018, is in conformity, in all material respects, with the criteria set forth in the Organization for Economic Co-operation and Development Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas, Third Edition 2016 (“OECD Guidance”), and

2) Whether the Company’s description of the due diligence measures it performed, as set forth in the Section on Due Diligence in the Conflict Minerals Report for the reporting period from January 1 to December 31, 2018, is consistent with the due diligence process that the Company undertook.

Management is responsible for the design of the Company’s due diligence framework and the description of the Company’s due diligence measures set forth in the Conflict Minerals Report, and performance of the due diligence measures. The opinion or conclusion in this audit report is in relation to the two audit objectives. These audit objectives are narrowly defined and do not include the auditor’s opinion on:

•	The consistency of the due diligence measures that the Company performed with either the design of the Company’s due diligence framework or the OECD Due Diligence Guidance.

•	The completeness of the Company’s description of the due diligence measures performed.

•	The suitability of the design or operating effectiveness of the Company’s due diligence process.

•	Whether a third party can determine from the Conflict Minerals Report if the due diligence measures the Company performed are consistent with the OECD Due Diligence Guidance.

•	The Company’s reasonable country of origin inquiry (RCOI), including the suitability of the design of the RCOI, its operating effectiveness, or the results thereof.

•	The Company’s conclusions about the source or chain of custody of its conflict minerals, those products subject to due diligence, or the DRC Conflict Free status of its products.

Consequently, we do not express an opinion or conclusion on the matters listed above or any other matters included in any section of the Conflict Minerals Report other than the design of the Company’s due diligence framework and the Company’s description of the due diligence measures it performed as set forth in the Sections mentioned in the audit objectives.

We conducted this performance audit in accordance with generally accepted government auditing standards, in particular Chapters 1, 2, 3, 6 and 7 of the U.S. Government Accountability Office Generally Accepted Government Auditing Standards, Revision of December 2011. Those standards require that we plan and perform the audit to obtain sufficient, appropriate evidence to provide a reasonable basis for our findings and conclusions based on our audit objectives.

For the first audit objective, we reviewed policies, processes and procedures describing the design of the due diligence framework and conducted interviews with the persons directly responsible for the conflict minerals program at the Company as well as phone interviews with the third-party service provider responsible for the design of the due diligence framework. For the second audit objective, we reviewed records supporting the implementation of due diligence measures as described in the Conflict Minerals Report and conducted interviews with the persons of the Company and the third-party service provider directly involved in the implementation of these measures. For the second audit objective, we adopted a sampling approach for the review of records, taking into account the type of mineral, the total population as well as type and level of risk associated with sourcing practices of supply chain actors.

We believe that the evidence obtained provides a reasonable basis for our findings based on our audit objectives.

Management was provided an opportunity to review and offer comments on a draft of this report and had no comments to the draft report.

In our opinion,

•	The design of the Company’s due diligence framework for the reporting period from January 1 to December 31, 2018, as set forth in the Conflict Minerals Report is in conformity, in all material respects, with the OECD Due Diligence Guidance, and

•	The Company’s description of the due diligence measures it performed as set forth in the Conflict Minerals Report for the reporting period from January 1 to December 31, 2018, is consistent with the due diligence process that the Company undertook.

Resource Consulting Services Limited

London, 13 March 2019

MSc. Josue Ruiz

Auditor